Exhibit 99.1

IGM Biosciences Announces First Quarter 2022 Financial Results and Provides Corporate Update

– Closing of Global Collaboration Agreement with Sanofi; $150 Million Upfront Payment to IGM –

– Completed Public Equity Offering with Gross Proceeds of $230 Million –

– Continued Advancement in Clinical Development of IGM-2323 and IGM-8444 –

MOUNTAIN VIEW, Calif., May 09, 2022 – IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical-stage biotechnology company focused on creating and developing IgM antibodies, today announced its financial results for the first quarter ended March 31, 2022 and provided an update on recent developments.

“IGM took a major step in expanding the scope and support of our research pipeline of IgM antibodies with the recent closing of an exclusive worldwide collaboration agreement with Sanofi for the creation, research and development of agonist IgM antibodies against three oncology targets and three autoimmune/inflammation targets,” said Fred Schwarzer, Chief Executive Officer of IGM Biosciences. “We have also made significant progress in the clinical development of our wholly-owned pipeline of IgM antibodies with the start of our two Phase 2 studies for our T cell bispecific antibody, IGM-2323, and the continuation of our Phase 1 trial of IGM-8444, In addition to continued progress in these ongoing clinical trials, we also expect to file INDs for our targeted IL=15 IgM antibody, IGM-7354, and our CD38 x CD3 bispecific IgM antibody, IGM-2644, this year.”

Corporate Updates

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Closing of collaboration agreement with Sanofi. IGM announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), has expired in connection with the Company’s previously announced exclusive worldwide collaboration agreement with Sanofi. In connection with the closing of the collaboration agreement, Sanofi will pay IGM a $150 million upfront payment. The agreement is for the creation, development, manufacture, and commercialization of IgM antibody agonists against three oncology targets and three autoimmune/inflammation targets. In addition to the $150 million upfront payment, IGM is eligible for over $6 billion in aggregate development, regulatory and commercial milestones, a 50:50 profit share in certain major market countries and tiered royalties in the rest of world for oncology targets, and tiered royalties for autoimmune/inflammation targets.

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Completed underwritten public offering of common stock. In April 2022, IGM closed a public offering of its common stock, with gross proceeds of $230.0 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by IGM.

Pipeline Updates

IGM-2323 (CD20 x CD3)

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Phase 2 studies. IGM previously announced the initiation of two Phase 2 studies to assess the safety and efficacy of two doses of IGM-2323, 100 mg and 300 mg, in patients with diffuse large B cell lymphoma (DLBCL) and follicular lymphoma (FL).

IGM-8444 (DR5)

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Clinical development of IGM-8444. IGM continues to advance the clinical development of IGM-8444, the Company’s IgM DR5 agonist, in an open-label, multicenter, Phase I study of IGM-8444 in multiple combinations in subjects with relapsed and/or refractory solid and hematologic cancers.

IGM-7354 (IL-15 x PD-L1)

•	IND application expected to be filed this year. IGM expects to file an Investigational New Drug Application (IND) for IGM-7354, the Company’s targeted IL-15 IgM antibody, in solid tumors this year.

IGM-2644 (CD38 x CD3)

•	IND application expected to be filed this year. IGM expects to file an IND for IGM-2644, the Company’s CD38 x CD3 bispecific IgM antibody, in multiple myeloma this year.

First Quarter 2022 Financial Results

•	Cash and Investments: Cash and investments as of March 31, 2022 were $187.5 million, compared to $229.5 million as of December 31, 2021.

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The March 31, 2022 cash and investments balance does not include the $230.0 million in gross proceeds, before deducting the underwriting discounts and commissions and other offering expenses payable by IGM, received in connection with IGM’s 2022 public offering, which closed in April.

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The March 31, 2022 cash and investments balance also does not include the $150.0 million upfront payment that IGM is expected to receive from Sanofi during the second quarter of 2022 under the terms of the collaboration agreement announced in March 2022.

•	Research and Development (R&D) Expenses: For the first quarter of 2022, R&D expenses were $38.9 million, compared to $23.6 million for the same period in 2021.

•	General and Administrative (G&A) Expenses: For the first quarter of 2022, G&A expenses were $13.1 million, compared to $8.1 million for the same period in 2021.

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Net Loss: For the first quarter of 2022, net loss was $51.9 million, or a loss of $1.53 per share, compared to a net loss of $31.6 million, or a loss of $0.95 per share, for the same period in 2021. The net loss included non-cash stock-based compensation expense of $11.5 million and $5.5 million for the first quarter of 2022 and 2021, respectively.

2022 Financial Guidance

IGM reiterates its previously issued financial guidance expecting full year GAAP operating expenses of $250 million to $260 million including estimated non-cash stock-based compensation expense of approximately $50 million. IGM expects to end 2022 with a balance of over $390 million in cash and investments.

About IGM Biosciences, Inc.

Headquartered in Mountain View, California, IGM Biosciences is a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies. Since 2010, IGM Biosciences has worked to overcome the manufacturing and protein engineering hurdles that have limited the therapeutic use of IgM antibodies. Through its efforts, IGM Biosciences has created a proprietary IgM technology platform for the development of IgM antibodies for those clinical indications where their inherent properties may provide advantages as compared to IgG antibodies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to IGM’s plans, expectations and forecasts and to future events. Such forward-looking statements include, but are not limited to: the potential of, and expectations regarding, IGM’s technology platform and its IgM antibodies and product candidates, including IGM-2323, IGM-8444, IGM-7354 and IGM-2644; expectations regarding the transaction with Sanofi, including all financial aspects of the collaboration ; the potential benefits and results of the transaction with Sanofi, including goals of the collaboration and the potential for accelerated development of IGM’s platform; IGM’s plans and expectations regarding its clinical development efforts and activities; statements regarding the clinical development of IGM-2323, including the potential for the Phase 2 studies to potentially serve as the basis for a regulatory filing and accelerated review and approval of IGM-2323; statements regarding the clinical development of IGM-8444; the expected timing of filing INDs for IGM-7354 and IGM-2644; IGM’s expectations regarding its financial position and guidance, including operating expenses, stock-based compensation expense, ending 2022 cash and investments; and statements by IGM’s Chief Executive Officer. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially, including but not limited to: potential delays and disruption resulting from the COVID-19 pandemic and governmental responses to the pandemic, including any future impacts to IGM’s operations, the manufacturing of its product candidates, the progression of its clinical trials, enrollment in its current and future clinical trials and progression of its collaborations and related efforts; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of collaborations with third parties, including the agreement with Sanofi; risks related to the effect of the announcement of the Sanofi transaction on IGM’s business relationships, operating results, stock price and business generally; IGM’s early stages of clinical drug development; risks related to the use of engineered IgM antibodies, which is a novel and unproven therapeutic approach; IGM’s ability to demonstrate the safety and efficacy of its product candidates; IGM’s ability to successfully and timely advance its product candidates through preclinical studies and clinical trials; IGM’s ability to enroll patients in its clinical trials; the potential for the results of clinical trials to differ from preclinical, preliminary, initial or expected results; the risk of significant adverse events, toxicities or other undesirable side effects; IGM’s ability to successfully manufacture and supply its product candidates for clinical trials; the potential impact of continuing or worsening supply chain constraints; the risk that all necessary regulatory approvals cannot be obtained; the potential market for IGM’s product candidates, and the progress and success of alternative therapeutics currently available or in development; IGM’s ability to obtain additional capital to finance its operations, if needed; uncertainties related to the projections of the size of patient populations suffering from the diseases IGM is targeting; IGM’s ability to obtain, maintain and protect its intellectual property rights; developments relating to IGM’s competitors and its industry, including competing product candidates and therapies; general economic and market conditions; and other risks and uncertainties, including those more fully described in IGM’s filings with the Securities and Exchange Commission (SEC), including IGM’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022 and in IGM’s future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and IGM specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Contact:

Argot Partners

David Pitts

212-600-1902

igmbio@argotpartners.com

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IGM Biosciences, Inc.

Selected Statement of Operations Data

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development (1)	$38,875	$23,572
General and administrative (1)	13,081	8,134

Total operating expenses	51,956	31,706

Loss from operations	(51,956)	(31,706)
Other income, net	62	62

Net loss	$(51,894)	$(31,644)

Net loss per share, basic and diluted	$(1.53)	$(0.95)

Weighted-average common shares outstanding, basic and diluted	33,838,895	33,328,994

(1) Amounts include stock-based compensation expense as follows:
Research and development	$6,607	$1,865
General and administrative	4,892	3,639

Total stock-based compensation expense	$11,499	$5,504

IGM Biosciences, Inc.

Selected Balance Sheet Data

(unaudited)

(in thousands)

	March 31, 2022	December 31, 2021
Cash and investments	$187,462	$229,542
Total assets	257,741	298,127
Accounts payable	4,011	5,584
Accrued liabilities	19,303	18,876
Total liabilities	53,222	53,219
Accumulated deficit	(405,618)	(353,724)
Total stockholders’ equity	204,519	244,908